UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2011

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma 000-19341 73-1373454 -------- --------- ---------- (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)

Registrant's telephone number, including area code:
(918) 588-6000

___________________________N/A___________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02 - Termination of a Material Definitive Agreement

On June 9, 2011, BOK Financial Corporation (“BOKF”) terminated its $100 million First Amended Debenture with George B. Kaiser, Chairman of the Board of Directors, which was previously described in Item 2.03 of the Company’s Current Report on Form 8-K filed December 4,  2009 (the “GBK First Amended Debenture”).  There were no amounts outstanding under the GBK First Amended Debenture and no penalties or costs were paid by BOKF for termination.  The GBK First Amended Debenture is being replaced with the credit facility described in Item 2.03 below.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 9, 2011, BOKF entered into a $100 million senior unsecured 364 day revolving credit facility with Wells Fargo Bank, National Bank, administrative agent, and other commercial banks (the “Credit Agreement”).  The Credit Agreement replaced the GBK First Amended Debenture which was terminated as described in Item 1.02 above.  There are currently no amounts outstanding under the Credit Agreement.

The amount of interest to be paid on amounts outstanding under the Credit Agreement is, at BOKF’s option, either (i) a defined base rate plus 1.25% or (ii) LIBOR plus 1.50% as more fully described in the Credit Agreement attached as exhibit 99 (a) hereto.  A commitment fee equal to 0.20% shall be paid quarterly on the unused portion of the credit commitment.  There are no prepayment penalties.  Any amounts outstanding at the end of the credit facility term shall be converted into a term loan which (except for amounts borrowed for certain acquisitions) shall be payable June 7, 2012.

The Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants including (without limitation) limits on the Company’s ability to borrow additional funds, make investments and sell assets. These covenants also require BOKF to maintain minimum capital levels.

The Credit Agreement contains customary events of default for credit facilities of this type, including (without limitation): nonpayment of principal, interest, fees or other amounts after a stated grace period; inaccuracy of material representations and warranties; violations of covenants, subject in certain cases to stated cure periods; and certain insolvency, bankruptcies and liquidations. If an event of default occurs and is continuing, BOKF may be required to repay all amounts outstanding under the Credit Agreement.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits

99(a)  Credit Agreement dated June 9, 2011 between BOK Financial Corporation and participating lenders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell Steven E. Nell Executive Vice President Chief Financial Officer Date: June 13, 2011